UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2005

QUANTA CAPITAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of incorporation or organizataion	(I.R.S. Employer Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda
(Address of principal executive offices and zip code)

441-294-6350
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The Registrant filed a Form 8-K on March 14, 2005 with respect to ordinary course executive officer compensation actions taken by the Compensation Committee at its meeting of March 8, 2005 (the "Form 8-K"). The number of shares subject to the options grants related to 2004 and the number of performance shares granted related to 2004 disclosed in the Form 8-K was incorrect. The number of shares subject to the options grants and the number of performance shares granted should be 9,529 and 1,160. This Form 8-K/A is being filed solely for the purpose of correcting the above amounts reported on the Form 8-K. The vesting and term of the options and the vesting of the performance shares and their performance targets are correct as disclosed in the Form 8-K filed on March 14, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quanta Capital Holdings Ltd.
Date: March 15, 2005	/s/ Tobey J. Russ
Tobey J. Russ
Chief Executive Officer